FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                            NEW FRONTIER ENERGY, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

              COLORADO                                   84-1430098
 --------------------------------------      ----------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


        5525 ERINDALE DRIVE, SUITE 201, COLORADO SPRINGS, COLORADO 80918
        ------------------------------------------------------------------
              (Address of principal executive offices)          (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this
form relates:     333-106832   (if applicable)
               ----------------

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value per share
                     ---------------------------------------
                                (Title of class)


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Item 1.  Description of Securities to be Registered.

     Incorporated by reference to the Registration Statement on Form SB-2, SEC File No. 333-106832, and specifically the section entitled "Description of Our Common Stock" of the Prospectus forming a part of the Registration Statement.

Item 2.   Exhibits.

          The following Exhibits are incorporated by reference in this Registration Statement from the Registration Statement on Form SB-2:

          Exhibit No.
          -----------
          1 Articles of Incorporation of the Company as filed with the Colorado Secretary of State on January 7, 2000.

          2 Articles of Amendment to the Articles of Incorporation as filed with the Colorado Secretary of State on March 7, 2001.

          3    Form of Certificate for Common Stock, $.001 par value per share.



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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              NEW FRONTIER ENERGY, INC.

Date:     November 14, 2003              By:  /s/ Paul G. Laird
     -----------------------                  ------------------------
                                              Paul G. Laird, President





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